UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2013

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 W. Huntington Drive, Suite 202
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 4, 2013, the United States Army Close Combat Weapons Systems Program Executive Office - Missiles and Space awarded AeroVironment, Inc. a $36.7 million order for Switchblade tactical missile systems, ancillary equipment and support pursuant to a contract previously awarded to AeroVironment, Inc. by the U.S. Army Contracting Command - Redstone. Taken together with five other orders totaling approximately $15.8 million received through July 2013, AeroVironment, Inc. has now received orders for approximately $52.6 million under this contract.

This contract, which has an initial term expiring in September 2014, will be funded under fixed-fee, cost-plus-fixed-fee and cost-reimbursable arrangements.

The foregoing description of this contract does not purport to be complete and is qualified in its entirety by reference to the complete text of such contract, which will be filed as an exhibit to AeroVironment, Inc.’s Quarterly Report on Form 10-Q for the quarter ending October 26, 2013.

Item 7.01                                           Regulation FD Disclosure

On September 9, 2013, AeroVironment announced that it received three new orders with an aggregate value of $36,746,304 under a contract with the United States Army for AeroVironment’s SwitchbladeTM tactical missile systems, ancillary equipment and support. The public announcement was made by means of a press release, the text of which is set forth in Exhibit 99.1 hereto.

The information in the Item 7.01 Section of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit
Number	Description
99.1	Press Release dated September 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: September 10, 2013	By:	/s/ Douglas E. Scott
Douglas E. Scott
Senior Vice President and General Counsel